EXHIBIT 99.1

OTELCO ANNOUNCES RELEASE DATE FOR FIRST QUARTER 2020 RESULTS AND PROVIDES OPERATIONAL UPDATE

ONEONTA, Ala., April 07, 2020 (GLOBE NEWSWIRE) -- Otelco Inc. (Nasdaq: OTEL), a wireline telecommunication services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia, announced today that it will release its first quarter  2020 financial and operational results after the close of trading on Monday, May 4, 2020.  The Company will hold a conference call to discuss these results on Tuesday, May 5, 2020, at 11:30 a.m. (Eastern Time).  To listen to the call, participants should dial (856) 344-9299 approximately 10 minutes prior to the start of the call.  A telephonic replay will be available from 2:30 p.m. (Eastern Time) on May 5, 2020, through May 14, 2020, by dialing (719) 457-0820 and entering Confirmation Code 7244549.

The live broadcast of Otelco’s quarterly conference call will be available online at www.Otelco.com on May 5, 2020, beginning at 11:30 a.m. (Eastern Time).  The online replay will be available at approximately 2:30 p.m. (Eastern Time) on May 5, 2020, and will continue to be available for 30 days.

COVID19 UPDATE
Otelco provides essential voice and data services to our customers.  To continue to provide these services and, at the same time, protect our employees, the Company has positioned virtually all of its office-based employees to be able to perform their jobs while working remotely.  Access to our offices, as well as business and personal travel, has been restricted to limit the risk of coming in contact with the virus.

Our outside plant technicians are able to install and repair some services without entering the customer’s premises.  Self-service instructions are being provided to the customer to avoid indoor work when possible.  Installation of upgraded FTTP service and internet speed upgrades are being scheduled after telephone screening to ensure that no one in the home has symptoms of the virus or is under quarantine due to the virus  We are continuing these installations because we know that customer requirements for higher bandwidth have increased with the shelter-in-place restrictions.

While our local offices that take payments are closed, the Company provides several bill payment options which do not require an in-person visit.  In line with our industry’s response to the FCC and state public utility commission guidance, the Company is prepared to work with customers who have been affected by the coronavirus on payment strategies that avoid discontinuance of voice and data services during this challenging period.  Otelco is also offering new data service within the territories we serve at no cost for the first two months of service to students from low income families that qualify for free lunch or Lifeline.

Commenting on these operational changes at Otelco, Richard Clark, President and Chief Executive Officer, pointed out that the Company understands the challenges facing our customers as our employee body is facing many of the same obstacles to daily life as they live in the same communities we serve.  Clark said, “Our employees are juggling their work responsibilities, kids, first responder family members, aging relatives, and the daily stress of ensuring access to food and other essentials.  We expect to continue being part of the solution while we protect and minimize employee risk of contracting the virus.”  The Company expects to take advantage of new federal and state legislation that provides benefits to affected employees and businesses.

ABOUT OTELCO

Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia.  The Company’s services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services.  Otelco provides over 67,000 services to more than 32,000 customers, with approximately 10% of those customers served over its Lightwave product.  Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers.  It also provides competitive retail and wholesale communications services and technology consulting, managed services and private/hybrid cloud hosting services through several subsidiaries. For more information, visit the Company’s website at www.Otelco.com.

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:
Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis.Garner@Otelco.com